Exhibit 10.71
                               CONTROL AGREEMENT

            This CONTROL AGREEMENT, dated as of December 14, 2000, (the "Control Agreement") is entered into between Heartland Partners, L.P., a Delaware limited liability partnership (the "Partnership"), HTI Class B, LLC (the "Grantor"), and CMC Heartland Partners, a Delaware partnership ("CMC Heartland"), (the Partnership and CMC Heartland are individually and collectively referred to herein as the "Secured Party").

1. The Grantor and the Secured Party have entered into a certain Security Agreement executed as of the date hereof (the "Security Agreement"). All capitalized terms used in this Control Agreement shall have the meaning ascribed to them in the Security Agreement. Pursuant to the Security Agreement, the Grantor has granted the Secured Party a security interest in the Collateral, including the Class B Limited Partnership Interest in the Partnership (the "Pledged Collateral"). The parties are entering into this Control Agreement to perfect the security interest in the Pledged Collateral.

2.    The Partnership represents and warrants to the Secured Party that:

      2.1.  The Partnership is the issuer of the Pledged Collateral.

      2.2. The Pledged Collateral is a security within the meaning of 8-102(a)(15) of the UCC.

      2.3.  No   certificate   has  been  issued  to  represent   the  Pledged
            Collateral, and the Pledged Collateral is an uncertificated security within the meaning of 8-102(a)(18) of the UCC.

      2.4. The Partnership does not know of any claim to or interest in the Pledged Collateral, except for claims and interests of the parties referred to in this Control Agreement.

3. The Partnership will comply with all notifications it receives directing it to transfer or redeem the Pledged Collateral (each an entitlement order) originated by the Secured Party without further consent by the Grantor.

4. Except as otherwise provided in this section, the Partnership will comply with entitlement orders originated by the Grantor without further consent by the Secured Party. If the Secured Party notifies the Partnership that the Secured Party will exercise exclusive control over the Pledged Collateral (a "notice of exclusive control"), the Partnership will cease complying with entitlement orders or other directions concerning the Pledged Collateral originated by the Grantor and distributing to the Grantor interest and dividends on property in the Pledged Collateral. Until the Partnership receives a notice of exclusive control, the Partnership may distribute to the Grantor all interest and regular cash dividends on property in the Pledged Collateral. The Partnership will not comply with any entitlement order originated by the Grantor that would require the Partnership to make a free delivery to the Grantor or any other person.

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5.    The  Partnership  will not agree  with any third  party,  other than the
      Secured Party that the Partnership will comply with entitlement orders originated by the third party.

6. The Partnership will send copies of all statements and confirmations for the Pledged Collateral simultaneously to the Grantor and the Secured Party. The Partnership will use reasonable efforts promptly to notify the Secured Party and the Grantor if any other person, other than the Secured Party and the Pari Passu Debt Holders claims that it has a property interest in property in the Pledged Collateral and that it is a violation of that person's rights for anyone else to hold, transfer, or deal with the property.

7. Except for permitting a withdrawal, delivery, or payment in violation of section 4, the Partnership will not be liable to the Secured Party for complying with entitlement orders from the Grantor that are received by the Partnership before the Partnership receives and has a reasonable opportunity to act on a notice of exclusive control. The Partnership will not be liable to the Grantor for complying with a notice of exclusive control or with entitlement orders originated by the Secured Party, even if the Grantor notifies the Partnership that the Secured Party is not legally entitled to issue the entitlement order or notice of exclusive control, unless the Partnership takes the action after it is served with an injunction, restraining order, or other legal process enjoining it from doing so, issued by a court of competent jurisdiction, and had a reasonable opportunity to act on the injunction, restraining order or other legal process.

8. This Control Agreement does not create any obligation of the Partnership except for those expressly set forth in this Control Agreement. In particular, the Partnership need not investigate whether the Secured Party is entitled under the Secured Party's agreements with the Grantor to give an entitlement order or a notice of exclusive control. The Partnership may rely on notices and communications it believes given by the appropriate party.

9. The Secured Party and the Grantor will indemnify the Partnership, its officers, directors, employees, and agents against claims, liabilities, and expenses arising out of this Control Agreement (including reasonable attorneys' fees and disbursements), except to the extent the claims, liabilities, or expenses are caused by the Partnership's gross negligence or willful misconduct. The Secured Party's and the Grantor's liability under this section is joint and several.

10. The Secured Party may terminate this Control Agreement by notice to the Partnership and the Grantor. The Partnership may terminate this Control Agreement on 30 days' notice to the Secured Party and the Grantor.

11. If the Secured Party notifies the Partnership that the Secured Party's security interest in the Pledged Collateral has terminated, this Security Agreement will immediately terminate. Sections 8 and 9 will survive termination of this Control Agreement.

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12.   This  Control  Agreement  will be  governed  by the laws of the State of
      Illinois. The Partnership and the Grantor may not change the law governing the Pledged Collateral without the Secured Party's express written agreement.

13.   This  agreement  is the  entire  agreement,  and  supersedes  any  prior
      agreements  and   contemporaneous   oral  agreements,   of  the  parties
      concerning its subject matter.

14. No amendment of, or waiver of a right under, this Control Agreement will be binding unless it is in writing and signed by the party to be charged.

15. To the extent a provision of this Control Agreement is unenforceable, this Control Agreement will be construed as if the unenforceable provision were omitted.

16. All property credited to the Pledged Collateral will be treated as financial assets under Article 8 of the Illinois Uniform Commercial Code.

17. A successor to or assignee of the Secured Party's rights and obligations under the security agreement between the Secured Party and the Grantor will succeed to the Secured Party's rights and obligations under this Control Agreement.

18. A notice or other communication to a party under this Control Agreement will be in writing, will be sent to the party's address set forth below or to such other address as the party may notify the other parties and will be effective on receipt.

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            IN WITNESS  WHEREOF,  the  Partnership,  Grantor and Secured Party
have caused this Security Agreement to be duly executed as of the day and year first above written.


Partnership and Secured Party:      HEARTLAND PARTNERS, L.P.

                                    By HTI Interests, LLC
                                          Its General Partner

                                    By         s/ Edwin Jacobson
                                    Its     President & CEO

Secured Party:                      CMC HEARTLAND PARTNERS

                                    By Heartland Technology, Inc.
                                          as Managing Partner

                                    By         s/ Edwin Jacobson
                                    Its     President & CEO


Grantor:                            HTI CLASS B, LLC

                                    By         s/ Edwin Jacobson
                                    Its     President & CEO







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